EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-237478, No. 333-231291, No. 333-159461, No. 333-146962, No. 333-136603, No. 333-106423, No. 333-66490, No. 333-36791, No. 333-05575, No. 033-80527 on Form S-8 and No. 333-234552 on Form S-3ASR) of our report dated February 22, 2023, with respect to the consolidated financial statements of DISH Network Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
February 22, 2023